EXHIBIT 99.1

HBT FINANCIAL, INC. ANNOUNCES

FIRST QUARTER 2021 FINANCIAL RESULTS

First Quarter Highlights

●	Net income of $15.2 million, or $0.55 per diluted share; return on average assets (ROAA) of 1.64%; return on average stockholders' equity (ROAE) of 17.01%; and return on average tangible common equity (ROATCE)(1) of 18.33%
●	Adjusted net income(1) of $14.0 million; or $0.51 per diluted share, adjusted ROAA(1) of 1.51%; adjusted ROAE(1) of 15.65%; and adjusted ROATCE(1) of 16.88%

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures.

Bloomington, IL, April 26, 2021 – HBT Financial, Inc. (NASDAQ: HBT) (the “Company” or “HBT Financial”), the holding company for Heartland Bank and Trust Company, today reported net income of $15.2 million, or $0.55 diluted earnings per share, for the first quarter of 2021. This compares to net income of $12.6 million, or $0.46 diluted earnings per share, for the fourth quarter of 2020, and net income of $6.2 million, or $0.23 diluted earnings per share, for the first quarter of 2020.

Fred L. Drake, Chairman and Chief Executive Officer of HBT Financial, said, “We delivered strong results for the first quarter of 2021, as our continued healthy asset quality, consistent sources of non-interest income, and disciplined expense control combined to produce a high level of profitability. We remain focused on operating a highly efficient institution. We are executing on expense management initiatives to ensure that we continue to deliver strong performance in a challenging environment for revenue growth. With the vaccine rollout in Illinois progressing and expectations for economic activity to increase across the remainder of the year, we are optimistic that we will have more opportunities to deploy our excess liquidity as loan demand in our markets improves.”

Adjusted Net Income

In addition to reporting GAAP results, the Company believes adjusted net income and adjusted earnings per share, which adjust for the additional C Corp equivalent tax expense for periods prior to October 11, 2019, net earnings (losses) from closed or sold operations, charges related to termination of certain employee benefit plans, realized gains (losses) on sales of securities, and mortgage servicing rights (“MSR”) fair value adjustments, provide investors with additional insight into its operational performance. The Company reported adjusted net income of $14.0 million, or $0.51 adjusted diluted earnings per share, for the first quarter of 2021. This compares to adjusted net income of $12.4 million, or $0.45 adjusted diluted earnings per share, for the fourth quarter of 2020, and adjusted net income of $8.4 million, or $0.30 adjusted diluted earnings per share, for the first quarter of 2020 (see "Reconciliation of Non-GAAP Financial Measures" tables).

HBT Financial, Inc.

Net Interest Income and Net Interest Margin

Net interest income for the first quarter of 2021 was $29.1 million, nearly unchanged from $29.2 million for the fourth quarter of 2020. The slight decrease was primarily attributable to lower yields on earning assets which was almost entirely offset by an increase in average balances.

Relative to the first quarter of 2020, net interest income decreased $1.5 million, or 5.0%. The decline was primarily attributable to lower yields on average interest-earning assets.

Net interest margin for the first quarter of 2021 was 3.25%, compared to 3.31% for the fourth quarter of 2020. The decrease was primarily attributable to increases in the average balances of lower yielding securities and deposits with banks, as a result of funds received from the forgiveness of Paycheck Protection Program (PPP) loans and federal economic stimulus received by retail customers. The contribution of acquired loan discount accretion to net interest margin remained low at 1 basis point during the first quarter of 2021 and 2 basis points during the fourth quarter of 2020.

Relative to the first quarter of 2020, net interest margin decreased from 4.03%. The decrease was due primarily to the decline in the average yield on earning assets. The contribution of acquired loan discount accretion to net interest margin was 5 basis points during the first quarter of 2020.

Noninterest Income

Noninterest income for the first quarter of 2021 was $10.8 million, a decrease of 2.6% from $11.1 million for the fourth quarter of 2020. The decrease was primarily attributable to a $0.9 million decrease in gains on sale of mortgage loans as a result of less refinancing activity and normal seasonality. Additionally, wealth management fees decreased $0.3 million, following strong results during the fourth quarter of 2020, and service charges on deposit accounts decreased $0.2 million as a result of lower overdraft incidences. Mostly offsetting these decreases was a positive $1.7 million mortgage servicing rights (“MSR”) fair value adjustment included in the first quarter 2021 results, compared to a positive $0.4 million MSR fair value adjustment included in the fourth quarter 2020 results.

Relative to the first quarter of 2020, noninterest income increased 105.8% from $5.3 million, primarily due to the first quarter of 2020 results including a negative $2.2 million MSR fair value adjustment. The $1.7 million increase in noninterest income, net of MSR fair value adjustments, from the first quarter of 2020 was primarily due to a $1.6 million increase in gains on sale of mortgage loans as a result of the strong mortgage refinance environment that started in the second quarter of 2020.

Noninterest Expense

Noninterest expense for the first quarter of 2021 was $22.5 million, nearly unchanged from $22.7 million for the fourth quarter of 2020. Decreases in marketing and data processing expenses were mostly offset by increases in occupancy and employee benefits expenses. Additionally, nonrecurring costs related to systems conversion for the consolidation of State Bank of Lincoln into Heartland Bank and Trust Company were $0.3 million during the first quarter of 2021 and $0.3 million during the fourth quarter of 2020, consisting of primarily data processing expenses.

Relative to the first quarter of 2020, noninterest expense decreased 3.3% from $23.3 million. The decline was primarily attributable to the first quarter of 2020 results including a $0.8 million charge for the supplemental executive retirement plan (SERP) which was terminated in June 2019 and paid out in June 2020.

HBT Financial, Inc.

Branch Rationalization Plan

In April 2021, the Company made plans to close or consolidate six branches during the third quarter of 2021. This branch rationalization plan is expected to result in approximately $0.8 million of pre-tax nonrecurring costs, primarily related to asset impairment charges and severance payments. When fully realized, the Company estimates annual cost savings, net of associated revenue impacts, related to the branch rationalization plan to be approximately $1.1 million.

Mr. Drake commented, “We conducted a comprehensive analysis to determine the appropriate size of our branch network given the increased usage of our online and mobile banking services. The branch rationalization plan will better position our bank for the evolving way that customers access banking services and will drive improved operating efficiencies. We plan to continue investing in technology to offer our customers a superior experience through our digital banking platform, while maintaining an appropriately sized branch network that will ensure that we continue to offer convenient in-person banking services and have a strong presence in our communities.”

Loan Portfolio

Total loans outstanding, before allowance for loan losses, were $2.27 billion at March 31, 2021, compared with $2.25 billion at December 31, 2020 and $2.13 billion at March 31, 2020. The $23.7 million increase in loans from December 31, 2020 was primarily attributable to an increase in PPP loans, as originations of second draw PPP loans exceeded the payoffs and paydowns from PPP loan forgiveness. The $52.8 million decrease in total loans outstanding, net of PPP loans, from March 31, 2020 was primarily due to a $40.8 million reduction in balances on existing lines of credit.

Deposits

Total deposits were $3.36 billion at March 31, 2021, compared with $3.13 billion at December 31, 2020 and $2.73 billion at March 31, 2020. The $225.4 million increase in total deposits from December 31, 2020 was primarily due to second draw PPP loan proceeds received by commercial customers and federal economic stimulus payments received by retail customers.

Asset Quality

Nonperforming loans totaled $9.1 million, or 0.40% of total loans, at March 31, 2021, compared with $10.0 million, or 0.44% of total loans, at December 31, 2020, and $15.4 million, or 0.72% of total loans, at March 31, 2020. The decrease in nonperforming loans from December 31, 2020 was primarily attributable to the pay down, pay off, or return to accrual status of several smaller loans. The $6.3 million reduction in nonperforming loans from March 31, 2020 was primarily attributable to the return to accrual status of one agriculture credit that totaled $4.8 million at March 31, 2020.

The Company recorded a negative provision for loan losses of $3.4 million for the first quarter of 2021, compared to a provision for loan losses of $0.4 million for the fourth quarter of 2020. The negative provision was primarily due to changes to qualitative factors reflecting an improved economic environment and improved asset quality metrics, resulting in a $1.8 million decrease in required reserve; a decrease in specific reserves on loans individually evaluated for impairment, resulting in a $1.3 million decrease in required reserves; and a $0.3 million net recovery during the quarter.

Net recoveries for the first quarter of 2021 were $0.3 million, or (0.06)% of average loans on an annualized basis, compared to net charge-offs of $0.2 million, or 0.04% of average loans on an annualized basis, for the fourth quarter of 2020, and net charge-offs of $0.6 million, or 0.11% of average loans on an annualized basis, for the first quarter of 2020.

The Company’s allowance for loan losses was 1.27% of total loans and 315.48% of nonperforming loans at March 31, 2021, compared with 1.42% of total loans and 319.66% of nonperforming loans at December 31, 2020.

HBT Financial, Inc.

Capital

At March 31, 2021, the Company exceeded all regulatory capital requirements under Basel III and was considered to be “well-capitalized,” as summarized in the following table:

		Well Capitalized
	March 31,	Regulatory
	2021	Requirements
Total capital to risk-weighted assets	17.37%	10.00%
Tier 1 capital to risk-weighted assets	14.65%	8.00%
Common equity tier 1 capital ratio	13.19%	6.50%
Tier 1 leverage ratio	9.85%	5.00%
Total stockholders' equity to total assets	9.25%	N/A
Tangible common equity to tangible assets (1)	8.63%	N/A

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures.

Stock Repurchase Program

During the first quarter of 2021, the Company repurchased 95,462 shares of its common stock at a weighted average price of $15.86 under its stock repurchase program. The Company’s Board of Directors authorized the repurchase of up to $15 million of its common stock under its stock repurchase program in effect until December 31, 2021. As of March 31, 2021, the Company had $13.5 million remaining under the current stock repurchase authorization.

Annualization Factor

The method used to calculate annualization factors for interim period ratios changed in the third quarter of 2020 from financial information previously presented. The annualization factor is now calculated using the number of days in the year divided by the number of days in the interim period. Prior to the third quarter of 2020, annualization factors were calculated as 4 divided by the number of quarters in the interim period, or an annualization factor of 4 for a quarterly period. The change was applied retrospectively to all periods presented and did not have a material impact on the annualized interim ratios.

About HBT Financial, Inc.

HBT Financial, Inc. is headquartered in Bloomington, Illinois and is the holding company for Heartland Bank and Trust Company. The bank provides a comprehensive suite of business, commercial, wealth management, and retail banking products and services to individuals, businesses and municipal entities throughout Central and Northeastern Illinois through 63 branches. As of March 31, 2021, HBT had total assets of $3.9 billion, total loans of $2.3 billion, and total deposits of $3.4 billion. HBT is a longstanding Central Illinois company, with banking roots that can be traced back to 1920.

HBT Financial, Inc.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include net interest income (tax-equivalent basis), net interest margin (tax-equivalent basis), originated loans and acquired loans and any ratios derived therefrom, efficiency ratio (tax-equivalent basis), tangible common equity to tangible assets, tangible book value per share, adjusted net income, adjusted return on average assets, adjusted return on average stockholders' equity, and adjusted return on average tangible common equity. Our management uses these non-GAAP financial measures, together with the related GAAP financial measures, in its analysis of our performance and in making business decisions. Management believes that it is a standard practice in the banking industry to present these non-GAAP financial measures, and accordingly believes that providing these measures may be useful for peer comparison purposes. These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP; nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures in the "Reconciliation of Non-GAAP Financial Measures" tables.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals, future earnings levels, and future loan growth. These statements are subject to many risks and uncertainties, that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: the severity, magnitude and duration of the COVID-19 pandemic; the direct and indirect impacts of the COVID-19 pandemic and governmental responses to the pandemic on our operations and our customers’ businesses; the disruption of global, national, state and local economies associated with the COVID-19 pandemic, which could affect our capital levels and earnings, impair the ability of our borrowers to repay outstanding loans, impair collateral values and further increase our allowance for credit losses; our asset quality and any loan charge-offs; changes in interest rates and general economic, business and political conditions in the United States generally or in Illinois in particular, including in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe" or "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACT:

Matthew Keating

HBTIR@hbtbank.com

(310) 622-8230

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

Consolidated Statements of Income

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020

INTEREST AND DIVIDEND INCOME	(dollars in thousands, except per share data)
Loans, including fees:
Taxable	$25,134	$25,497	$26,941
Federally tax exempt	610	555	674
Securities:
Taxable	3,633	3,407	3,334
Federally tax exempt	1,136	1,208	1,028
Interest-bearing deposits in bank	80	65	729
Other interest and dividend income	13	14	14
Total interest and dividend income	30,606	30,746	32,720

INTEREST EXPENSE
Deposits	644	741	1,595
Securities sold under agreements to repurchase	7	8	20
Borrowings	1	—	—
Subordinated notes	470	469	—
Junior subordinated debentures issued to capital trusts	355	364	443
Total interest expense	1,477	1,582	2,058
Net interest income	29,129	29,164	30,662
PROVISION FOR LOAN LOSSES	(3,405)	430	4,355
Net interest income after provision for loan losses	32,534	28,734	26,307

NONINTEREST INCOME
Card income	2,258	2,151	1,792
Service charges on deposit accounts	1,297	1,527	1,834
Wealth management fees	1,972	2,270	1,814
Mortgage servicing	685	803	724
Mortgage servicing rights fair value adjustment	1,695	363	(2,171)
Gains on sale of mortgage loans	2,100	2,980	536
Gains (losses) on securities	40	30	(52)
Gains (losses) on foreclosed assets	(76)	22	35
Gains (losses) on other assets	1	—	(3)
Other noninterest income	836	946	743
Total noninterest income	10,808	11,092	5,252

NONINTEREST EXPENSE
Salaries	12,596	12,593	12,754
Employee benefits	1,722	1,490	2,434
Occupancy of bank premises	1,938	1,501	1,828
Furniture and equipment	623	556	603
Data processing	1,688	1,901	1,586
Marketing and customer relations	565	925	1,044
Amortization of intangible assets	289	305	317
FDIC insurance	240	231	36
Loan collection and servicing	365	463	348
Foreclosed assets	143	154	89
Other noninterest expense	2,375	2,546	2,268
Total noninterest expense	22,544	22,665	23,307
INCOME BEFORE INCOME TAX EXPENSE	20,798	17,161	8,252
INCOME TAX EXPENSE	5,553	4,519	2,031
NET INCOME	$15,245	$12,642	$6,221

EARNINGS PER SHARE - BASIC	$0.55	$0.46	$0.23
EARNINGS PER SHARE - DILUTED	$0.55	$0.46	$0.23
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	27,430,912	27,457,306	27,457,306

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

Consolidated Balance Sheets

	March 31,	December 31,	March 31,
	2021	2020	2020

	(dollars in thousands)
ASSETS
Cash and due from banks	$22,976	$24,912	$34,782
Interest-bearing deposits with banks	406,760	287,539	230,654
Cash and cash equivalents	429,736	312,451	265,436

Debt securities available-for-sale, at fair value	856,835	922,869	615,565
Debt securities held-to-maturity	192,994	68,395	79,741
Equity securities with readily determinable fair value	3,332	3,292	3,207
Equity securities with no readily determinable fair value	1,552	1,552	1,552
Restricted stock, at cost	2,498	2,498	2,425
Loans held for sale	12,882	14,713	4,805

Loans, before allowance for loan losses	2,270,705	2,247,006	2,132,952
Allowance for loan losses	(28,759)	(31,838)	(26,087)
Loans, net of allowance for loan losses	2,241,946	2,215,168	2,106,865

Bank premises and equipment, net	52,548	52,904	54,135
Bank premises held for sale	121	121	121
Foreclosed assets	4,748	4,168	4,469
Goodwill	23,620	23,620	23,620
Core deposit intangible assets, net	2,509	2,798	3,713
Mortgage servicing rights, at fair value	7,629	5,934	6,347
Investments in unconsolidated subsidiaries	1,165	1,165	1,165
Accrued interest receivable	12,718	14,255	12,096
Other assets	18,781	20,664	27,847
Total assets	$3,865,614	$3,666,567	$3,213,109

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest-bearing	$968,991	$882,939	$676,341
Interest-bearing	2,386,975	2,247,595	2,053,962
Total deposits	3,355,966	3,130,534	2,730,303

Securities sold under agreements to repurchase	41,976	45,736	40,811
Subordinated notes	39,257	39,238	—
Junior subordinated debentures issued to capital trusts	37,665	37,648	37,599
Other liabilities	33,344	49,494	64,583
Total liabilities	3,508,208	3,302,650	2,873,296

Stockholders' Equity
Common stock	275	275	275
Surplus	191,004	190,875	190,591
Retained earnings	165,735	154,614	136,378
Accumulated other comprehensive income	1,906	18,153	12,569
Treasury stock at cost	(1,514)	—	—
Total stockholders’ equity	357,406	363,917	339,813
Total liabilities and stockholders’ equity	$3,865,614	$3,666,567	$3,213,109

SHARE INFORMATION
Shares of common stock outstanding	27,382,069	27,457,306	27,457,306

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	March 31,	December 31,	March 31,
	2021	2020	2020

	(dollars in thousands)
LOANS
Commercial and industrial	$412,812	$393,312	$299,266
Agricultural and farmland	228,032	222,723	228,701
Commercial real estate - owner occupied	224,599	222,360	229,608
Commercial real estate - non-owner occupied	516,963	520,395	540,515
Multi-family	236,381	236,391	177,172
Construction and land development	215,375	225,652	232,311
One-to-four family residential	300,768	306,775	313,925
Municipal, consumer, and other	135,775	119,398	111,454
Loans, before allowance for loan losses	$2,270,705	$2,247,006	$2,132,952

PPP LOANS (included above)
Commercial and industrial	$175,389	$153,860	$—
Agricultural and farmland	8,921	3,049	—
Municipal, consumer, and other	6,249	6,587	—
Total PPP Loans	$190,559	$163,496	$—

	March 31,	December 31,	March 31,
	2021	2020	2020

	(dollars in thousands)
DEPOSITS
Noninterest-bearing	$968,991	$882,939	$676,341
Interest-bearing demand	1,008,954	968,592	810,074
Money market	499,088	462,056	472,532
Savings	593,472	517,473	444,137
Time	285,461	299,474	327,219
Total deposits	$3,355,966	$3,130,534	$2,730,303

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	Three Months Ended
	March 31, 2021			December 31, 2020			March 31, 2020
	Average			Average			Average
	Balance	Interest	Yield/Cost *	Balance	Interest	Yield/Cost *	Balance	Interest	Yield/Cost *

	(dollars in thousands)
ASSETS
Loans	$2,284,159	$25,744	4.57%	$2,295,569	$26,052	4.51%	$2,141,031	$27,615	5.19%
Securities	1,004,877	4,769	1.92	932,698	4,615	1.97	668,572	4,362	2.62
Deposits with banks	345,915	80	0.09	277,363	65	0.09	251,058	729	1.17
Other	2,498	13	2.04	2,498	14	2.26	2,425	14	2.38
Total interest-earning assets	3,637,449	$30,606	3.41%	3,508,128	$30,746	3.49%	3,063,086	$32,720	4.30%
Allowance for loan losses	(31,856)			(31,749)			(22,474)
Noninterest-earning assets	155,622			157,208			148,131
Total assets	$3,761,215			$3,633,587			$3,188,743

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$997,720	$117	0.05%	$930,494	$111	0.05%	$811,866	$251	0.12%
Money market	482,385	89	0.07	475,183	89	0.07	464,124	394	0.34
Savings	541,896	41	0.03	506,381	39	0.03	434,276	70	0.06
Time	294,172	397	0.55	303,617	502	0.66	341,770	880	1.04
Total interest-bearing deposits	2,316,173	644	0.11	2,215,675	741	0.13	2,052,036	1,595	0.31
Securities sold under agreements to repurchase	46,348	7	0.06	51,297	8	0.06	41,968	20	0.19
Borrowings	500	1	0.44	326	—	0.51	221	—	0.52
Subordinated notes	39,245	470	4.85	39,219	469	4.76	—	—	—
Junior subordinated debentures issued to capital trusts	37,655	355	3.83	37,638	364	3.84	37,589	443	4.74
Total interest-bearing liabilities	2,439,921	$1,477	0.25%	2,344,155	$1,582	0.27%	2,131,814	$2,058	0.39%
Noninterest-bearing deposits	920,514			888,390			670,714
Noninterest-bearing liabilities	37,223			41,730			44,696
Total liabilities	3,397,658			3,274,275			2,847,224
Stockholders' Equity	363,557			359,312			341,519
Total liabilities and stockholders’ equity	$3,761,215			$3,633,587			$3,188,743

Net interest income/Net interest margin (3)		$29,129	3.25%		$29,164	3.31%		$30,662	4.03%
Tax-equivalent adjustment (2)		503	0.05		502	0.05		463	0.06
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (1) (2)		$29,632	3.30%		$29,666	3.36%		$31,125	4.09%
Net interest rate spread (4)			3.16%			3.22%			3.91%
Net interest-earning assets (5)	$1,197,528			$1,163,973			$931,272
Ratio of interest-earning assets to interest-bearing liabilities	1.49			1.50			1.44
Cost of total deposits			0.08%			0.09%			0.24%

*       Annualized measure.

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures.
(2)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.
(4)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	March 31,	December 31,	March 31,
	2021	2020	2020

	(dollars in thousands)
NONPERFORMING ASSETS
Nonaccrual	$9,106	$9,939	$15,372
Past due 90 days or more, still accruing (1)	10	21	—
Total nonperforming loans	9,116	9,960	15,372
Foreclosed assets	4,748	4,168	4,469
Total nonperforming assets	$13,864	$14,128	$19,841

NONPERFORMING ASSETS (Originated) (2)
Nonaccrual	$2,101	$2,908	$10,041
Past due 90 days or more, still accruing	10	21	—
Total nonperforming loans (originated)	2,111	2,929	10,041
Foreclosed assets	737	674	965
Total nonperforming assets (originated)	$2,848	$3,603	$11,006

NONPERFORMING ASSETS (Acquired) (2)
Nonaccrual	$7,005	$7,031	$5,331
Past due 90 days or more, still accruing (1)	—	—	—
Total nonperforming loans (acquired)	7,005	7,031	5,331
Foreclosed assets	4,011	3,494	3,504
Total nonperforming assets (acquired)	$11,016	$10,525	$8,835

Allowance for loan losses	$28,759	$31,838	$26,087

Loans, before allowance for loan losses	$2,270,705	$2,247,006	$2,132,952
Loans, before allowance for loan losses (originated) (2)	2,156,095	2,126,323	1,982,067
Loans, before allowance for loan losses (acquired) (2)	114,610	120,683	150,885

CREDIT QUALITY RATIOS
Allowance for loan losses to loans, before allowance for loan losses	1.27%	1.42%	1.22%
Allowance for loan losses to nonperforming loans	315.48	319.66	169.70
Nonperforming loans to loans, before allowance for loan losses	0.40	0.44	0.72
Nonperforming assets to total assets	0.36	0.39	0.62
Nonperforming assets to loans, before allowance for loan losses and foreclosed assets	0.61	0.63	0.93

CREDIT QUALITY RATIOS (Originated) (2)
Nonperforming loans to loans, before allowance for loan losses	0.10%	0.14%	0.51%
Nonperforming assets to loans, before allowance for loan losses and foreclosed assets	0.13	0.17	0.56

CREDIT QUALITY RATIOS (Acquired) (2)
Nonperforming loans to loans, before allowance for loan losses	6.11%	5.83%	3.53%
Nonperforming assets to loans, before allowance for loan losses and foreclosed assets	9.29	8.48	5.72

(1)	Excludes loans acquired with deteriorated credit quality that are past due 90 or more days, still accruing totaling $29 thousand, $0.6 million, and $0.3 million as of March 31, 2021, December 31, 2020, and March 31, 2020, respectively.
(2)	Originated loans and acquired loans along with the related credit quality ratios such as nonperforming loans to loans, before allowance for loan losses (originated and acquired) and nonperforming assets to loans, before allowance for loan losses and foreclosed assets (originated and acquired) are non-GAAP financial measures. Originated loans represent loans initially originated by the Company and acquired loans that were refinanced using the Company’s underwriting criteria. Acquired loans represent loans originated under the underwriting criteria used by a bank that was acquired by the Company. We believe these non-GAAP financial measures provide investors with information regarding the credit quality of loans underwritten using the Company’s policies and procedures.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020

ALLOWANCE FOR LOAN LOSSES	(dollars in thousands)
Beginning balance	$31,838	$31,654	$22,299
Provision	(3,405)	430	4,355
Charge-offs	(195)	(509)	(1,221)
Recoveries	521	263	654
Ending balance	$28,759	$31,838	$26,087

Net charge-offs (recoveries)	$(326)	$246	$567
Net charge-offs (recoveries) - (originated) (1)	(320)	190	172
Net charge-offs (recoveries) - (acquired) (1)	(6)	56	395

Average loans, before allowance for loan losses	$2,284,159	$2,295,569	$2,141,031
Average loans, before allowance for loan losses (originated) (1)	2,166,079	2,169,256	1,984,066
Average loans, before allowance for loan losses (acquired) (1)	118,080	126,313	156,965

Net charge-offs (recoveries) to average loans, before allowance for loan losses *	(0.06)%	0.04%	0.11%
Net charge-offs (recoveries) to average loans, before allowance for loan losses (originated) * (1)	(0.06)	0.03	0.03
Net charge-offs (recoveries) to average loans, before allowance for loan losses (acquired) * (1)	(0.02)	0.18	1.01

*       Annualized measure.

(1)	Originated loans and acquired loans along with the related credit quality ratios such as net charge-offs (originated and acquired), average loans, before allowance for loan losses (originated and acquired), and net charge-offs to average loans, before allowance for loan losses (originated and acquired) are non-GAAP financial measures. Originated loans represent loans initially originated by the Company and acquired loans that were refinanced using the Company’s underwriting criteria. Acquired loans represent loans originated under the underwriting criteria used by a bank that was acquired by the Company. We believe these non-GAAP financial measures provide investors with information regarding the credit quality of loans underwritten using the Company’s policies and procedures.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	As of or for the Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020

	(dollars in thousands, except per share data)
EARNINGS AND PER SHARE INFORMATION
Net income	$15,245	$12,642	$6,221
Earnings per share - Basic	0.55	0.46	0.23
Earnings per share - Diluted	0.55	0.46	0.23

Book value per share	$13.05	$13.25	$12.38

Shares of common stock outstanding	27,382,069	27,457,306	27,457,306
Weighted average shares of common stock outstanding	27,430,912	27,457,306	27,457,306

SUMMARY RATIOS
Net interest margin *	3.25%	3.31%	4.03%
Efficiency ratio	55.73	55.54	64.01
Loan to deposit ratio	67.66	71.78	78.12

Return on average assets *	1.64%	1.38%	0.78%
Return on average stockholders' equity *	17.01	14.00	7.33

NON-GAAP FINANCIAL MEASURES (1)
Adjusted net income	$14,033	$12,382	$8,379
Adjusted earnings per share - Basic	0.51	0.45	0.30
Adjusted earnings per share - Diluted	0.51	0.45	0.30

Tangible book value per share	$12.10	$12.29	$11.38

Net interest margin (tax equivalent basis) * (2)	3.30%	3.36%	4.09%
Efficiency ratio (tax equivalent basis) (2)	55.03	54.86	63.20

Return on average tangible common equity *	18.33%	15.12%	7.97%

Adjusted return on average assets *	1.51%	1.36%	1.06%
Adjusted return on average stockholders' equity *	15.65	13.71	9.87
Adjusted return on average tangible common equity *	16.88	14.81	10.73

*       Annualized measure.

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures.
(2)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Adjusted Net Income and Adjusted Return on Average Assets

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020

	(dollars in thousands)
Net income	$15,245	$12,642	$6,221
Adjustments:
Charges related to termination of certain employee benefit plans	—	—	(848)
Mortgage servicing rights fair value adjustment	1,695	363	(2,171)
Total adjustments	1,695	363	(3,019)
Tax effect of adjustments	(483)	(103)	861
Less adjustments, after tax effect	1,212	260	(2,158)
Adjusted net income	$14,033	$12,382	$8,379

Average assets	$3,761,215	$3,633,587	$3,188,743

Return on average assets *	1.64%	1.38%	0.78%
Adjusted return on average assets *	1.51	1.36	1.06

*       Annualized measure.

Reconciliation of Non-GAAP Financial Measures –

Adjusted Earnings Per Share

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020

	(dollars in thousands, except per share data)
Numerator:
Net income	$15,245	$12,642	$6,221
Earnings allocated to participating securities (1)	(31)	(31)	(15)
Numerator for earnings per share - basic and diluted	$15,214	$12,611	$6,206

Adjusted net income	$14,033	$12,382	$8,379
Earnings allocated to participating securities (1)	(28)	(32)	(19)
Numerator for adjusted earnings per share - basic and diluted	$14,005	$12,350	$8,360

Denominator:
Weighted average common shares outstanding	27,430,912	27,457,306	27,457,306
Dilutive effect of outstanding restricted stock units	2,489	—	—
Weighted average common shares outstanding, including all dilutive potential shares	27,433,401	27,457,306	27,457,306

Earnings per share - Basic	$0.55	$0.46	$0.23
Earnings per share - Diluted	$0.55	$0.46	$0.23

Adjusted earnings per share - Basic	$0.51	$0.45	$0.30
Adjusted earnings per share - Diluted	$0.51	$0.45	$0.30

(1)	The Company has granted certain restricted stock units that contain non-forfeitable rights to dividend equivalents. Such restricted stock units are considered participating securities. As such, we have included these restricted stock units in the calculation of basic earnings per share and calculate basic earnings per share using the two-class method. The two-class method of computing earnings per share is an earnings allocation formula that determines earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings.

N/A  Not applicable.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Net Interest Margin (Tax Equivalent Basis)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020

	(dollars in thousands)
Net interest income (tax equivalent basis)
Net interest income	$29,129	$29,164	$30,662
Tax-equivalent adjustment (1)	503	502	463
Net interest income (tax equivalent basis) (1)	$29,632	$29,666	$31,125

Net interest margin (tax equivalent basis)
Net interest margin *	3.25%	3.31%	4.03%
Tax-equivalent adjustment * (1)	0.05	0.05	0.06
Net interest margin (tax equivalent basis) * (1)	3.30%	3.36%	4.09%

Average interest-earning assets	$3,637,449	$3,508,128	$3,063,086

*       Annualized measure.

(1)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

Reconciliation of Non-GAAP Financial Measures –

Efficiency Ratio (Tax Equivalent Basis)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020

	(dollars in thousands)
Efficiency ratio (tax equivalent basis)
Total noninterest expense	$22,544	$22,665	$23,307
Less: amortization of intangible assets	289	305	317
Adjusted noninterest expense	$22,255	$22,360	$22,990

Net interest income	$29,129	$29,164	$30,662
Total noninterest income	10,808	11,092	5,252
Operating revenue	39,937	40,256	35,914
Tax-equivalent adjustment (1)	503	502	463
Operating revenue (tax equivalent basis) (1)	$40,440	$40,758	$36,377

Efficiency ratio	55.73%	55.54%	64.01%
Efficiency ratio (tax equivalent basis) (1)	55.03	54.86	63.20

(1)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share

	March 31,	December 31,	March 31,
	2021	2020	2020

	(dollars in thousands, except per share data)
Tangible common equity
Total stockholders' equity	$357,406	$363,917	$339,813
Less: Goodwill	23,620	23,620	23,620
Less: Core deposit intangible assets, net	2,509	2,798	3,713
Tangible common equity	$331,277	$337,499	$312,480

Tangible assets
Total assets	$3,865,614	$3,666,567	$3,213,109
Less: Goodwill	23,620	23,620	23,620
Less: Core deposit intangible assets, net	2,509	2,798	3,713
Tangible assets	$3,839,485	$3,640,149	$3,185,776

Total stockholders' equity to total assets	9.25%	9.93%	10.58%
Tangible common equity to tangible assets	8.63	9.27	9.81

Shares of common stock outstanding	27,382,069	27,457,306	27,457,306

Book value per share	$13.05	$13.25	$12.38
Tangible book value per share	12.10	12.29	11.38

Reconciliation of Non-GAAP Financial Measures –

Adjusted Return on Average Stockholders' Equity and Adjusted Return on Tangible Common Equity

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020

	(dollars in thousands)
Average tangible common equity
Total stockholders' equity	$363,557	$359,312	$341,519
Less: Goodwill	23,620	23,620	23,620
Less: Core deposit intangible assets, net	2,686	2,979	3,898
Average tangible common equity	$337,251	$332,713	$314,001

Net income	$15,245	$12,642	$6,221
Adjusted net income	14,033	12,382	8,379

Return on average stockholders' equity *	17.01%	14.00%	7.33%
Return on average tangible common equity *	18.33	15.12	7.97

Adjusted return on average stockholders' equity *	15.65%	13.71%	9.87%
Adjusted return on average tangible common equity *	16.88	14.81	10.73

*       Annualized measure.